EXHIBIT 10.15
                          INCENTIVE AGREEMENT

  THIS INCENTIVE AGREEMENT is made the 24th day of April 1996 by and between Las Vegas Discount Golf & Tennis, Inc., a Colorado corporation ("LVDG") and Ronald S. Boreta, an individual ("Ron Boreta").

  WHEREAS, Ron Boreta serves as President of Saint Andrews Golf
Corporation, a majority owned subsidiary of LVDG ("SAGC"), and he also serves as a member of the boards of directors of both LVDG and SAGC; and

  WHEREAS, Ron Boreta has been instrumental in the past in helping SAGC raise money through SAGC's initial public offering; and

  WHEREAS, it is very important to the success of both LVDG and SAGC that SAGC raises additional funding which will enable SAGC to pursue its business plan of building sports entertainment parks, and if SAGC is able to carry out this business plan it could be in the best interests of LVDG's shareholders; and

  WHEREAS, the Board of Directors of LVDG believes that the best way to accomplish this objective is to provide a significant incentive to Ron Boreta to pursue such transaction;

  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein:

  THE PARTIES HERETO AGREE AS FOLLOWS:

  1. If LVDG determines to spin off its shares of SAGC to the LVDG shareholders or if shares of SAGC are otherwise distributed or issued to LVDG shareholders in any form of reorganization involving LVDG, LVDG will allow Ron Boreta to convert the 512,799 shares of LVDG preferred shares he owns even if the conversion requirements specified on such shares have not been met.

  2. This Agreement shall inure to and be binding upon the heirs, executors, successors and assigns of each of the parties to this Agreement.

  AGREED TO AND ACCEPTED on the date first above written.

                                LAS VEGAS DISCOUNT GOLF & TENNIS, INC.

/s/ Ronald S. Boreta            By /s/ Vaso Boreta
Ronald S. Boreta                   Vaso Boreta, President